Exhibit 99.1

Cabot Corp Reports Third Quarter Adjusted EPS of $0.88 and Diluted EPS of $0.78

Year over year earnings growth driven by volume improvement

BOSTON--(BUSINESS WIRE)--July 30, 2014--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2014.

Key Highlights

  Reinforcement Materials quarterly EBIT increased 24% year-over year
  Performance Materials quarterly EBIT increased 17% year-over-year
  Strengthened balance sheet through repayment of $256 million of debt during the quarter
  Continued strong fiscal 2014 performance with year-to-date adjusted EPS 20% higher than year-to-date fiscal 2013

(In millions, except per share amounts)	Fiscal 2014		Fiscal 2013
	Third	First	Third	First
	Quarter	9 Months	Quarter	9 Months

Net sales	$940	$2,736	$901	$2,560
Net income attributable to Cabot Corporation	$52	$168	$59	$106

Net earnings per share attributable to Cabot Corporation	$0.78	$2.55	$0.90	$1.63
Less Adjustments:
Net (loss) income per share from discontinued operations	$(0.01)	$(0.03)	$0.03	$(0.02)
Certain items per share	$(0.09)	$-	$0.03	$(0.50)
Adjusted EPS	$0.88	$2.58	$0.84	$2.15

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “We achieved another strong quarter of business performance. Volumes increased as compared to the prior year quarter in both the Reinforcement Materials and Performance Materials segments as demand in our key end markets improved, most notably in China, and we commercialized new capacity and new products. The Purification Solutions results suffered from higher fixed costs due to continued operational difficulties and spending related to upgrading assets and processes. On the corporate side, we strengthened our balance sheet through the repayment of $256 million of debt and Standard and Poor’s reaffirmed our BBB+ investment grade debt rating.”

Financial Detail
For the third quarter of fiscal 2014, net income attributable to Cabot Corporation was $52 million ($0.78 per diluted common share). Net income includes a per share charge of $0.01 for discontinued operations. Net income also includes a per share charge of $0.09 from certain items, principally reflecting charges associated with restructuring actions and the impact of a foreign exchange devaluation. Adjusted EPS for the third quarter of fiscal 2014 was $0.88 per share.

Segment Results
Reinforcement Materials -- Third quarter fiscal 2014 EBIT in Reinforcement Materials increased by $12 million compared to the third quarter of fiscal 2013 principally due to 13% higher volumes from improved demand, the addition of new capacity in China, and our acquisition in Mexico. Raw material purchasing savings and benefits from energy efficiency investments also contributed to the improvement in earnings. Sequentially, EBIT was consistent with our second fiscal quarter as 6% higher volumes were offset by higher maintenance spending due to the timing of plant turnarounds. Additionally, one-time benefits in the second quarter of fiscal 2014 did not reoccur in the third quarter of fiscal 2014.

Global and regional volume changes for Reinforcement Materials for the third quarter of fiscal 2014 as compared to the same quarter of the prior year and the second quarter of fiscal 2014 are included in the table below:

	Third Quarter Year over Year Change*	Third Quarter Sequential Change
Global, including NHUMO	13%	6%
Global, excluding NHUMO	5%	Not applicable
Japan	3%	5%
Southeast Asia	4%	(8%)
China	11%	26%
Europe, Middle East, Africa	2%	(5%)
North America	7%	0%
South America	(4%)	11%
*Regional volumes exclude NHUMO sales.

Performance Materials -- Third quarter fiscal 2014 EBIT in Performance Materials increased by $6 million compared to the third quarter of fiscal 2013 due to 5% higher volumes in both Specialty Carbons and Compounds and Fumed Metal Oxides as demand improved in our key end markets. Sequentially, Performance Materials EBIT decreased by $6 million primarily due to a less favorable product mix, higher maintenance spending, and 5% lower volumes in Specialty Carbons and Compounds. This was partially offset by 7% higher volumes in Fumed Metal Oxides due to strengthening underlying demand and successful commercialization efforts.

Advanced Technologies -- Third quarter fiscal 2014 EBIT in Advanced Technologies decreased by $14 million compared to the third quarter of fiscal 2013. The EBIT decrease was driven by lower volumes in the Specialty Fluids business and a royalty payment in the Aerogel business in the third quarter of fiscal 2013 that did not reoccur this year. Sequentially, Advanced Technologies EBIT increased by $2 million as compared to the second quarter of fiscal 2014 driven by higher volumes in Inkjet Colorants.

Purification Solutions -- Third quarter fiscal 2014 EBIT in Purification Solutions decreased by $6 million compared to the third quarter of fiscal 2013. The EBIT decrease was driven by lower volumes, most notably in the gas and air and water sectors, and higher fixed costs. Sequentially, Purification Solutions EBIT decreased by $3 million driven by a less favorable product mix and higher costs. Overall volumes increased 1% sequentially driven by higher volumes in the water sector.

Cash Performance -- The Company ended the third quarter of fiscal 2014 with a cash balance of $101 million, an increase of $12 million from the second quarter of fiscal 2014. During the third quarter of fiscal 2014, the Company generated adjusted EBITDA of $145 million and reduced net working capital by $6 million. The Company received cash proceeds of $215 million during the third quarter of fiscal 2014 from the final payment of notes receivable related to the sale of the Supermetals business, which was used for the repayment of debt. Uses of cash during the third quarter included $256 million for the repayment of debt and $45 million for capital expenditures.

Taxes -- During the third quarter of fiscal 2014, the Company recorded a net tax provision of $20 million for an effective tax rate of 25%. This included a tax benefit on certain items of $1 million. Excluding the impact of certain items, the operating tax rate on continuing operations for the third quarter of fiscal 2014 was 27%.

Outlook
“We were pleased to see another strong quarter with the continuation of positive demand trends in our Reinforcement Materials and Performance Materials segments. Over the last year, the global economic environment has improved in the developed world and in China, however, we are still seeing weakness in South America. We believe that we should experience moderate demand growth through the remainder of 2014 and into 2015. We expect to benefit from this growth and we are well positioned with our global capacity to capture it,” Prevost said, commenting on the outlook for the Company. “In the Purification Solutions segment, we are getting closer to the implementation of the Mercury and Air Toxics Standards (MATS) regulation. The regulation is scheduled to take effect in April 2015, which will drive significant growth in the North American activated carbon market. All in all, the company has delivered year-over-year increases in adjusted EBITDA since 2009 and we are confident in our ability to drive continued earnings growth for our shareholders.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, July 31, 2014. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products, and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income from continuing operations before income taxes and equity in (loss) net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of Adjusted EBITDA from segment EBIT for the third quarter of 2014 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2014	2013	2014	2013

Net sales and other operating revenues	$940	$901	$2,736	$2,560

Cost of sales	756	725	2,197	2,094

Gross profit	184	176	539	466

Selling and administrative expenses	76	72	245	222

Research and technical expenses	15	17	46	50
Income from operations	93	87	248	194

Other income (expense)

Interest and dividend income	1	2	3	4

Interest expense	(14)	(15)	(41)	(47)

Other income (A)	-	-	27	3

Total other income (expense)	(13)	(13)	(11)	(40)

Income from continuing operations before income taxes and equity in (loss) earnings of affiliated companies	80	74	237	154

Provision for income taxes	(20)	(16)	(51)	(52)

Equity in (loss) earnings of affiliated companies, net of tax	(2)	3	(2)	9

Income from continuing operations	58	61	184	111

(Loss) income from discontinued operations, net of tax (B)	(1)	1	(2)	(2)

Net income	57	62	182	109

Net income attributable to noncontrolling interests	5	3	14	3

Net income attributable to Cabot Corporation	$52	$59	$168	$106

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.79	$0.87	$2.58	$1.65

Discontinued operations (B)	(0.01)	0.03	(0.03)	(0.02)

Net income attributable to Cabot Corporation	$0.78	$0.90	$2.55	$1.63

Weighted average common shares outstanding
Diluted	65.2	64.5	65.0	64.3

(A) Other income for the first nine months of fiscal 2014 includes a $29 million non-cash gain on Cabot's existing investment in its Mexican joint venture (NHUMO) recognized upon acquiring our former joint venture partner's common stock in NHUMO, which represented approximately 60% of the common equity of the joint venture.
(B) Amounts relate primarily to the pending divestiture of the Security Materials Business and the divestiture of the Supermetals Business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2014	2013	2014	2013

Sales

Reinforcement Materials	$534	$486	$1,555	$1,420

Performance Materials	243	233	709	672
Specialty Carbons and Compounds	165	159	485	464
Fumed Metal Oxides	78	74	224	208

Advanced Technologies	47	67	159	143
Inkjet Colorants	17	18	46	46
Aerogel	2	9	8	17
Elastomer Composites	4	5	28	17
Specialty Fluids	24	35	77	63

Purification Solutions (A)	78	81	230	244

Segment sales	902	867	2,653	2,479

Unallocated and other (A) (B)	38	34	83	81

Net sales and other operating revenues	$940	$901	$2,736	$2,560

Segment Earnings Before Interest and Taxes (C) (D)

Reinforcement Materials	$61	$49	$186	$141

Performance Materials	41	35	122	99

Advanced Technologies	14	28	51	44

Purification Solutions	(7)	(1)	(20)	4

Total Segment Earnings Before Interest and Taxes (D)	109	111	339	288

Unallocated and Other

Interest expense	(14)	(15)	(41)	(47)
Certain items (E)	(7)	(4)	(19)	(43)
Unallocated corporate costs (D)	(14)	(12)	(43)	(37)
General unallocated income (expense) (F)	2	(3)	(1)	2
Less: Equity in loss (earnings) of affiliated companies	4	(3)	2	(9)

Income from continuing operations before income taxes and equity in (loss) earnings of affiliated companies	80	74	237	154

Provision for income taxes (including tax certain items)	(20)	(16)	(51)	(52)

Equity in (loss) earnings of affiliated companies	(2)	3	(2)	9

Income from continuing operations	58	61	184	111

(Loss) income from discontinued operations, net of tax (G)	(1)	1	(2)	(2)

Net income	57	62	182	109

Net income attributable to noncontrolling interests	5	3	14	3

Net income attributable to Cabot Corporation	$52	$59	$168	$106

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.79	$0.87	$2.58	$1.65

Discontinued operations (G)	(0.01)	0.03	(0.03)	(0.02)

Net income attributable to Cabot Corporation	$0.78	$0.90	$2.55	$1.63

Adjusted earnings per share

Adjusted EPS (H)	$0.88	$0.84	$2.58	$2.15

Weighted average common shares outstanding

Diluted	65.2	64.5	65.0	64.3

(A)Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.
(B)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.
(C)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in (loss) earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)Fiscal 2013 Segment EBIT and unallocated corporate costs have been recast from the reporting of the first three quarters of fiscal 2013 to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. These allocations were previously reflected in Unallocated corporate costs and other segment results. The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.
(E)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(F)General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(G)Amounts relate primarily to the pending divestiture of the Security Materials Business and the divestiture of the Supermetals Business.
(H)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2014	2013
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$101	$95
Accounts and notes receivable, net of reserve for doubtful accounts of $11 and $8	724	633
Inventories:
Raw materials	119	100
Work in process	2	2
Finished goods	366	309
Other	45	44
Total inventories	532	455
Prepaid expenses and other current assets	104	58
Notes receivable from sale of business	-	214
Deferred income taxes	37	36
Current assets held for sale (A)	4	4
Total current assets	1,502	1,495

Property, plant and equipment, net	1,616	1,600

Goodwill	555	502
Equity affiliates	71	119
Intangible assets, net of accumulated amortization of $29 and $16	354	308
Assets held for rent	55	49
Deferred income taxes	80	68
Other assets	56	83
Non-current assets held for sale (A)	9	9

Total assets	$4,298	$4,233

(A)Includes amounts related to the pending sale of the Security Materials Business.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2014	2013
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$119	$264
Accounts payable and accrued liabilities	537	534
Income taxes payable	39	30
Deferred income taxes	2	2
Current portion of long-term debt	18	14
Total current liabilities	715	844

Long-term debt	1,026	1,020
Deferred income taxes	49	21
Other liabilities	272	265
Redeemable preferred stock	29	-

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,832,912 and 64,223,985 shares
Outstanding: 64,580,371 and 63,970,502 shares	65	64
Less cost of 252,541 and 253,483 shares of common treasury stock	(8)	(8)
Additional paid-in capital	57	39
Retained earnings	1,884	1,755
Deferred employee benefits	-	(2)
Accumulated other comprehensive income	90	103
Total Cabot Corporation stockholders' equity	2,088	1,951
Noncontrolling interests	119	132
Total stockholders' equity	2,207	2,083
Total liabilities and stockholders' equity	$4,298	$4,233

CABOT CORPORATION

Fiscal 2013	Fiscal 2014
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	475	459	486	482	1,902	517	504	534	-	1,555
Performance Materials	196	243	233	232	904	217	249	243	-	709
Specialty Carbons and Compounds	132	173	159	158	622	148	172	165	-	485
Fumed Metal Oxides	64	70	74	74	282	69	77	78	-	224
Advanced Technologies	37	39	67	72	215	64	48	47	-	159
Inkjet Colorants	16	12	18	18	64	15	14	17	-	46
Aerogel	5	3	9	4	21	5	1	2	-	8
Elastomer Composites	8	4	5	12	29	16	8	4	-	28
Specialty Fluids	8	20	35	38	101	28	25	24	-	77
Purification Solutions (A)	88	75	81	84	328	72	80	78	-	230
Segment Sales	796	816	867	870	3,349	870	881	902	-	2,653
Unallocated and other (A) (B)	23	24	34	26	107	28	17	38	-	83

Net sales and other operating revenues	$819	$840	$901	$896	$3,456	$898	$898	$940	$-	$2,736

Segment Earnings Before Interest and Taxes (C) (D)
Reinforcement Materials	50	42	49	47	188	64	61	61	-	186
Performance Materials	27	37	35	33	132	34	47	41	-	122
Advanced Technologies	8	8	28	26	70	25	12	14	-	51
Purification Solutions	5	-	(1)	(8)	(4)	(9)	(4)	(7)	-	(20	)-
Total Segment Earnings Before Interest and Taxes (D)	90	87	111	98	386	114	116	109	-	339

Unallocated and Other
Interest expense	(16)	(16)	(15)	(15)	(62)	(14)	(13)	(14)	-	(41)
Certain items (E)	(19)	(20)	(4)	(11)	(54)	24	(36)	(7)	-	(19)
Unallocated corporate costs (D)	(12)	(13)	(12)	(11)	(48)	(13)	(16)	(14)	-	(43)
General unallocated income (expense) (F)	3	2	(3)	(3)	(1)	-	(3)	2	-	(1)
Less: Equity in (earnings) loss of affiliated companies	(3)	(3)	(3)	(2)	(11)	(2)	-	4	-	2

Income from continuing operations before income taxes and equity in earnings (loss) of affiliated companies	43	37	74	56	210	109	48	80	-	237

Provision for income taxes (including tax certain items)	(20)	(16)	(16)	(8)	(60)	(24)	(7)	(20)	-	(51)
Equity in earnings (loss) of affiliated companies	3	3	3	2	11	2	(2)	(2)	-	(2)

Income from continuing operations	26	24	61	50	161	87	39	58	-	184
(Loss) income from discontinued operations, net of tax (G)	(2)	(1)	1	1	(1)	(1)	-	(1)	-	(2)

Net income	24	23	62	51	160	86	39	57	-	182

Net income (loss) attributable to noncontrolling interests	4	(4)	3	4	7	6	3	5	-	14

Net income attributable to Cabot Corporation	$20	$27	$59	$47	$153	$80	$36	$52	$-	$168

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.35	$0.43	$0.87	$0.72	$2.37	$1.24	$0.55	$0.79	$-	$2.58
Discontinued operations (G)	(0.04)	(0.01)	0.03	0.01	(0.01)	(0.01)	(0.01)	(0.01)	-	(0.03)
Net income attributable to Cabot Corporation	$0.31	$0.42	$0.90	$0.73	$2.36	$1.23	$0.54	$0.78	$-	$2.55

Adjusted earnings per share

Adjusted EPS (H)	$0.67	$0.64	$0.84	$0.78	$2.93	$0.87	$0.83	$0.88	$-	$2.58

Weighted average common shares outstanding
Diluted	64.1	64.4	64.5	64.7	64.5	64.8	65.1	65.2	-	65.0

(A) Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.
(B) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.
(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.
(D) The first three quarters of fiscal 2013 Segment EBIT and unallocated corporate costs have been recast to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. These allocations were previously reflected in Unallocated corporate costs and other segment results. The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.
(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(F) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(G) Amounts relate primarily to the pending divestiture of the Security Materials Business and the divestiture of the Supermetals Business.
(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions	2014	2013	2014	2013

Cash Flows from Operating Activities:
Net income	$57	$62	$182	$109
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	50	45	150	144
Other non-cash charges (income), net	(6)	(2)	(27)	29
Changes in assets and liabilities:
Changes in certain working capital items (A)	14	23	(128)	(102)
Changes in other assets and liabilities, net	-	9	(14)	(45)
Cash dividends received from equity affiliates	1	1	22	7
Cash provided by operating activities	116	138	185	142

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(45)	(68)	(115)	(195)
Receipts from notes receivable from sale of business	215	9	215	39
Cash paid for acquisition of business, net of cash acquired of $7 million	-	-	(73)	-
Other investing activities, net	-	-	(5)	(4)
Cash provided by (used in) investing activities	170	(59)	22	(160)

Cash Flows from Financing Activities:
Change in debt, net	(257)	(62)	(136)	31
Cash dividends paid to common stockholders	(14)	(13)	(40)	(39)
Other financing activities, net	(6)	(6)	(12)	(4)
Cash used in financing activities	(277)	(81)	(188)	(12)
Effect of exchange rates on cash	3	(7)	(13)	(14)
Increase (Decrease) in cash and cash equivalents	12	(9)	6	(44)
Cash and cash equivalents at beginning of period	89	85	95	120
Cash and cash equivalents at end of period	$101	$76	$101	$76

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30			Three Months		Nine Months		Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions				Per Share After Tax
			2014	2013	2014	2013	2014	2013	2014	2013
			$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(3)	$(5)	$(24)	$(29)	$(0.04)	$(0.05)	$(0.25)	$(0.30)
Acquisition and integration-related charges			—	(2)	(5)	(18)	—	(0.02)	(0.05)	(0.19)
Foreign currency (loss) gain on revaluations			(3)	3	(3)	4	(0.04)	0.04	(0.03)	0.05
Gain on existing investment in NHUMO			—	—	29	—	—	—	0.45	—
Legal and environmental matters and reserves			(1)	—	(16)	—	(0.01)	—	(0.16)	—
Total certain items, pre-tax			(7)	(4)	(19)	(43)	(0.09)	(0.03)	(0.04)	(0.44)

Tax impact of certain items			2	—	16	5
Certain items after tax			(5)	(4)	(3)	(38)	(0.09)	(0.03)	(0.04)	(0.44)

Tax-related certain items

Tax impact of certain foreign exchange losses			(1)	—	(1)	(12)	(0.01)	—	(0.01)	(0.19)

Discrete tax items			-	4	3	9	0.01	0.06	0.05	0.13

Total tax-related certain items			(1)	4	2	(3)	—	0.06	0.04	(0.06)

Total certain items after tax			(6)	—	(1)	(41)	(0.09)	0.03	—	(0.50)

Discontinued operations after income taxes (B)			(1)	1	(2)	(2)	(0.01)	0.03	(0.03)	(0.02)

Total discontinued operations after tax			$(1)	$1	$(2)	$(2)	$(0.01)	$0.03	$(0.03)	$(0.02)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30			Three Months			Nine Months
Dollars in millions, Pre-Tax (unaudited)			2014	2013		2014	2013

Statement of Operations Line Item (C)

Cost of sales			$(2)	$(4)		$(28)	$(36)

Selling and administrative expenses			(2)	(3)		(17)	(9)

Research and technical expenses			—	(1)		—	(1)
Other income			(3)	4		26	3
Total certain items, pre-tax			$(7)	$(4)		$(19)	$(43)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended June 30			Three Months			Nine Months
Dollars in millions (unaudited)			2014	2013		2014	2013

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes			$(20)	$(16)		$(51)	$(52)

Less: Tax impact of certain items			2	—		16	5

Less: Tax-related certain items			(1)	4		2	(3)

Provision for income taxes, excluding certain items			$(21)	$(20)		$(69)	$(54)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended June 30			Three Months			Nine Months
Dollars in millions (unaudited)			2014	2013		2014	2013

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes			$(20)	$(16)		$(51)	$(52)

Effective tax rate			25%	22%		22%	34%

Impact of discrete tax items:
Unusual or infrequent items			(1%)	4%		(1%)	(5%)
Items related to uncertain tax positions			-%	-%		2%	1%
Other discrete tax items			1%	2%		(1%)	2%
Impact of certain items			2%	(1%)		5%	(5%)
Operating tax rate			27%	27%		27%	27%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2013 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2013(A)						Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.31	$0.42	$0.90	$0.73	$2.36		$1.23	$0.54	$0.78	$ ―	$2.55
Less: Net (loss) income per share from discontinued operations(B)	(0.04)	(0.01)	0.03	0.01	(0.01)		(0.01)	(0.01)	(0.01)	—	(0.03)
Net income per share from continuing operations	$0.35	$0.43	$0.87	$0.72	$2.37		$1.24	$0.55	$0.79	$ ―	$2.58
Less: Certain items after tax per share	(0.32)	(0.21)	0.03	(0.06)	(0.56)		0.37	(0.28)	(0.09)	—	—
Adjusted earnings per share	$0.67	$0.64	$0.84	$0.78	$2.93		$0.87	$0.83	$0.88	$ ―	$2.58

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.
(B) Amounts relate primarily to the pending divestiture of the Security Materials Business and the divesture of the Supermetals Business.
(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.